MORGAN
                                            & COMPANY
                                            CHARTERED ACCOUNTANTS


September  20,  2004



Securities  and  Exchange  Commission
450  Fifth  Street,  NW
Washington,  DC
20549  USA

Dear  Sirs:

RE:  SALMON  EXPRESS,  INC.
---------------------------

We have read the statements that we understand Salmon Express, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Yours  truly,

/s/ Morgan  &  Company

Chartered  Accountants

cc:  Salmon  Express,  Inc.




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